Explanatory Note

RISE COMPANIES CORP. has prepared this Form 1-A solely for the purpose of filing Exhibit 15.6 and to list in the index the previously filed draft offering statements listed in Exhibits 15.1 through 15.5 pursuant to Rule 252(d).

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1**	Amended and Restated Certificate of Incorporation
2.2**	Bylaws
3.1	Investors’ Rights Agreement, by and among Rise Companies Corp. and certain investors, dated April 14, 2014
3.2	First Refusal and Co-Sale Agreement, by and among Rise Companies Corp. and certain investors, dated April 14, 2014
4.1	Form of Subscription Package (included in the Offering Circular as Appendix A and incorporated herein by reference)
5.1	Voting Agreement, by and among Rise Companies Corp. and certain stockholders, dated April 14, 2014
6.1	Special Indemnity Letter Agreement, by and between Rise Companies Corp. and Renren Lianhe Holdings, dated April 14, 2014
6.2	2014 Stock Option and Grant Plan
10.1	Power of Attorney (included on signature page)
11.1	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2	Consent of Aronson LLC
11.3	Consent of RSM US LLP
12.1	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
15.1	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.4	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.5	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.6*	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	Filed herewith

**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on January 5, 2017.

Rise Companies Corp.

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Benjamin S. Miller	Chief Executive Officer	January 5, 2017
	Benjamin S. Miller	(Principal Executive Officer)

	/s/ Benjamin S. Miller	Interim Chief Financial Officer and Treasurer	January 5, 2017
	Benjamin S. Miller	(Principal Financial Officer and Principal Accounting Officer)

	/s/ Benjamin S. Miller	Director	January 5, 2017
Benjamin S. Miller

	*	Director	January 5, 2017
Brandon T. Jenkins

	*	Director	January 5, 2017
Joseph Chen

	*	Director	January 5, 2017
Tal Kerret

*By:	/s/ Benjamin S. Miller
Attorney-in-fact